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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 22, 1998 relating to the financial statements and financial statement schedule of Parker Drilling Company and subsidiaries, which report is included in the Company's Annual Report on Form 10-K for the year ended August 31, 1998, which Form 10-K is incorporated by reference in the Company's Registration Statement on Form S-8 (File No. 333-41369) which is incorporated herein.



/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP




Tulsa, Oklahoma
July 28, 1999